Exhibit 99.1

Contact:
Mary Zimmerman - IR@ubnt.com

UBIQUITI NETWORKS REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS
~ Record for Revenue, Earnings, Cash Flow and DSOs ~

San Jose, Calif. - November 7, 2013 - Ubiquiti Networks, Inc. (NASDAQ:UBNT) (“Ubiquiti”) today announced results for the first fiscal quarter of 2014 ending September 30, 2013.

First Quarter Financial Highlights

•	Revenues of $129.7 million, up 111% year-over-year and an increase of 28% from the prior quarter, marking the fourth consecutive quarter of sequential double-digit revenue growth.

•	GAAP net income was $40.5 million, up 208% year-over-year and an increase of 41% sequentially.

•	Non-GAAP operating profitability of $47.1 million, up 186% year-over-year and an increase of 37% sequentially.

•	GAAP Diluted EPS of $0.45, up 221% year-over-year and non-GAAP diluted EPS of $0.46.

•	Average DSOs declined to 25 days, a record for the Company.

•	$51.9 million in net cash provided by operating activities.

First Quarter Business Highlights
Service Provider Technology:

•	Extended technology leadership in the fixed wireless broadband market through the introduction of next-generation airMAX®, airFiber™ and EdgeMAX™ products.

•
Sponsored research conducted by IDC on the market opportunity for fixed wireless access that showed fixed wireless connections growing at a 21.8% CAGR through 2017 and a $10 billion revenue opportunity for wireless Internet service providers (WISPs) by 2017.

•	Announced the Ubiquiti World Network (beta), a global alliance of WISPs to foster market awareness and market growth. Over 1000 WISPs have signed up since the announcement on October 16.

Enterprise Technology:

•	Announced that the Company shipped its one millionth UniFi™ access point since entering the enterprise WLAN market in 2011.

•	Announced two additions to the UniFi product line, including the industry’s first 802.11ac outdoor AP.

•	Achieved the highest market share gain in enterprise WLAN coordinated access points for calendar Q2 according to market research firm Gartner.

•	Attained legal victory against counterfeiter of Ubiquiti products in China.

“Ubiquiti is continuing to demonstrate the financial leverage, scalability and disruptive power of our business model,” said Robert J. Pera, Founder, Chief Executive Officer and Executive Chairman of Ubiquiti Networks. “With our strong pipeline of innovative products, growing traction in the enterprise business and improving execution we believe that we are well positioned for future growth.”

Financial Summary ($, in millions, except per share data)

Financials	F1Q14	F4Q13	F1Q13
Revenues	129.7	101.2	61.5
Cost of Revenues	71.7	56.9	36.5
Gross Profit	58.0	44.4	25.0
Total Operating Expenses	12.1	11.2	9.2
Income from Operations	45.9	33.2	15.8
Non-GAAP EPS (diluted)	0.46	0.33	0.15
Product Revenue
Ubiquiti has simplified reporting of its product category revenue. Going forward, product revenue will be reported in two categories: Service Provider Technology and Enterprise Technology. Included below is a table that reconciles the Company’s former product presentation with its new format.

	Three Months Ended September 30,
	2013	2012
	(in thousands)
Service Provider Technology:
airMAX	$60,506	$32,057
New platforms	11,202	6,487
Other systems	6,885	3,151
Embedded radio	2,277	1,714
Antennas/other	13,347	8,208
Total Service Provider Technology	94,217	51,617

Enterprise Technology:
New platforms	34,358	9,141
Other systems	729	633
Antennas/other	383	144
Total Enterprise Technology	35,470	9,918

Total revenues	$129,687	$61,535
Business Outlook
Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company's second fiscal quarter ending December 31, 2013:

•	Revenues of between $130 million and $136 million

•	GAAP Diluted EPS of between $0.40 and $0.44

•	Non-GAAP Diluted EPS of between $0.42 and $0.46

Conference Call
Ubiquiti Networks will host a Q&A-only conference call to discuss the Company’s financial results at 2:00 p.m. PT today. A transcript of management’s prepared remarks can be found on the Investor Relations section of Ubiquiti Networks' website, http://www.ubnt.com/.

To listen to the Q&A-only conference call via telephone, dial (877) 291-1296 (U.S. toll-free) or (720) 259-9209 (International) to be connected to the call by an operator. Participants should dial in at least 10 minutes prior to the start of the call. Investors may also listen to a live webcast of the Q&A-only conference call by visiting the Investor Relations section of Ubiquiti Networks' website.

The playback of the Q&A call will be available approximately two hours after the call concludes and will be accessible on the Investor Relations section of Ubiquiti Networks' website.

About Ubiquiti Networks
Ubiquiti Networks (NASDAQ: UBNT) is closing the digital divide by building network communication platforms for everyone and everywhere.  With over 10 million devices deployed in over 180 countries, Ubiquiti is transforming under-networked businesses and communities.  Our leading edge platforms, airMAX™, UniFi™, airFiber™, airVision™, mFi™ and EdgeMAX™ combine innovative technology, disruptive price performance and the support of a global user community to eliminate barriers to connectivity.   For more information, join our community at http://www.ubnt.com

Ubiquiti, the Ubiquiti logo, Ubiquiti Networks, airMAX, UniFi, airFiber, airVision, mFi and EdgeMAX are registered trademarks or trademarks of Ubiquiti Networks, Inc. and/or its affiliates in the United States and other countries.

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain recurring costs, expenses and gains such as stock based compensation expense and the tax effects of these non-GAAP adjustments. Reconciliations of the adjustments to GAAP results for the three months ended September 30, 2013 and 2012 are provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding anticipated healthy and strong demand, growth prospects, expected product launches and new updates, market positioning, potential of new technology platforms, effect of anti-counterfeit manufacturing processes, short and long term opportunities, revenues, GAAP diluted EPS and non-GAAP diluted EPS forecasts for the Company's fiscal quarter ending December 31, 2013, and any statements or assumptions underlying any of the foregoing.
Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, distributors' inventory management practices and general economic conditions; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification and litigation related to U.S. Securities laws and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2013 and other filings filed with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting Ubiquiti Networks' Investor Relations Department, or by email at IR@ubnt.com or Ubiquiti Networks' Investor Relations website at www.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Ubiquiti Networks undertakes no obligation to update information contained in this press release. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks Inc. Condensed Consolidated Statement of Operations (In thousands, except per share data) (Unaudited)
	Three Months Ended September 30,
	2013	2012
Revenues	$129,687	$61,535
Cost of revenues	71,664	36,515
Gross profit	58,023	25,020
Operating expenses:
Research and development	6,317	4,711
Sales, general and administrative	5,810	4,534
Total operating expenses	12,127	9,245
Income from operations	45,896	15,775
Interest expense and other, net	(246)	(86)
Income before provision for income taxes	45,650	15,689
Provision for income taxes	5,122	2,510
Net income	$40,528	$13,179
Net income per share of common stock:
Basic	$0.46	$0.14
Diluted	$0.45	$0.14
Weighted average shares used in computing net income per share of common stock:
Basic	87,411	90,970
Diluted	89,473	92,925

Ubiquiti Networks Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended September 30,
	2013	2012
Net income	$40,528	$13,179
Stock-based compensation:
Cost of revenues	144	81
Research and development	496	266
Sales, general and administrative	527	309
Tax effect of non-GAAP adjustments	(467)	(263)
Non-GAAP net income	$41,228	$13,572
Non-GAAP diluted EPS	$0.46	$0.15
Weighted-average shares used in non-GAAP diluted EPS	89,473	92,925

Ubiquiti Networks Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	September 30, 2013	June 30, 2013(1)
Assets
Current assets:
Cash and cash equivalents	$279,729	$227,826
Accounts receivable, net	35,798	35,884
Inventories	16,375	15,880
Current deferred tax asset	733	733
Prepaid expenses and other current assets	2,273	3,151
Total current assets	334,908	283,474
Property and equipment, net	5,834	5,976
Long-term deferred tax asset	4	4
Other long–term assets	2,701	2,886
Total assets	$343,447	$292,340
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$44,311	$36,187
Customer deposits	3,578	5,123
Deferred revenues	793	691
Income taxes payable	1,263	1,257
Debt - short-term	5,015	5,013
Other current liabilities	12,850	11,150
Total current liabilities	67,810	59,421
Long-term taxes payable	12,385	11,857
Debt - long-term	69,874	71,116
Deferred revenues - long-term	2,514	2,510
Total liabilities	152,583	144,904
Stockholders’ equity:
Common stock	88	87
Additional paid–in capital	137,881	134,982
Treasury stock	(123,864)	(123,864)
Retained earnings	176,759	136,231
Total stockholders’ equity	190,864	147,436
Total liabilities and stockholders’ equity	$343,447	$292,340

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2013.

Ubiquiti Networks Inc. Revenues by Product Type - New Categories (In thousands) (Unaudited)
	Three Months Ended September 30,
	2013	2012
Service Provider Technology	$94,217	$51,617
Enterprise Technology	35,470	9,918
Total revenues	$129,687	$61,535

Ubiquiti Networks Inc. Revenues by Product Type - Prior Categories (In thousands) (Unaudited)
	Three Months Ended September 30,
	2013	2012
airMAX	$60,506	$32,057
New platforms	45,560	15,628
Other systems	7,615	3,784
Systems	113,681	51,469
Embedded radio	2,277	1,714
Antennas/other	13,729	8,352
Total revenues	$129,687	$61,535

Ubiquiti Networks Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended September 30,
	2013	2012
North America	$37,433	$20,361
South America	20,776	10,243
Europe, the Middle East and Africa	52,866	23,144
Asia Pacific	18,612	7,787
Total revenues	$129,687	$61,535

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP diluted earnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring stock-based compensation expense and the tax effect of these adjustments. Examples of items excluded from net income are:

•	Recurring charges and gains, including:

◦	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Tax effect of non-GAAP adjustments. After adjusting to exclude the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” included in this press release.